IntegraMed® Q2 Revenue Grew 10.3% to $76.2M;
EPS Rose to $0.04 from $0.03 Last Year

PURCHASE, NEW YORK — August 2, 2012 -- IntegraMed America, Inc. (NASDAQ: INMD), a leader in developing, marketing and managing specialty healthcare facilities in the fertility and vein care markets, announced today results for the second quarter and the six months ended June 30, 2012. Second quarter and six months 2012 results include pre-tax costs of approximately $1.5 million (approximately $1.1 million after tax) associated with the pending acquisition of IntegraMed by affiliates of Sagard Capital Partners, L.P. Results in the year-ago periods include a pre-tax medical malpractice settlement of $1.65 million (approximately $1.0 million after tax).

Summary Financial Results (in thousands, except per share data)
	Three Months Ended 6/30/12	Three Months Ended 6/30/11	% Change	Six Months Ended 6/30/12	Six Months Ended 6/30/11	% Change
Revenues: Attain Fertility Centers	$53,131	$49,653	7.0%	$104,388	$98,251	6.3%
Vein Clinics	23,060	19,398	18.9%	42,629	35,059	21.6%
Total Revenues	$76,191	$69,051	10.3%	$147,017	$133,310	10.3%
Operating Income: Attain Fertility Centers	4,594	4,172	10.1%	8,863	8,606	3.0%
Vein Clinics	1,068	1,192	(10.4)%	1,919	1,441	33.2%
Total Operating Income	$5,662	$5,364	5.6%	$10,782	$10,047	7.3%
Corporate G&A Costs (1)	$4,537	$3,001	51.2%	$7,422	$6,042	22.8%
Legal Settlement (2)	$0.0	$1,650	nm	$0.0	$1,650	nm
Net Interest Expense	60	83	(27.7)%	123	177	(30.5)%
Income before Inc. Taxes	1,065	630	69.1%	3,238	2,178	48.7%
Income Taxes	589	282	108.9%	1,454	872	66.7%
Net income	$476	$348	36.8%	$1,784	$1,306	36.6%
Diluted EPS	$0.04	$0.03	33.3%	$0.15	$0.11	36.4%
Diluted Shares	12,053	11,878	1.5%	12,037	11,873	1.4%
Adjusted EBITDA (3)	$3,682	$3,211	14.7%	$8,337	$7,166	16.3%

(1) Included in the 2012 Q2 and six months G&A expenses are approximately $1.5 million in pre-tax costs related to the pending acquisition of IntegraMed by affiliates of Sagard Capital Partners, L.P.
(2) Pre-tax provision reflects IntegraMed’s portion of a medical malpractice settlement, net of insurance coverage and Partner physician contributions.
(3) IntegraMed uses the term "Adjusted EBITDA" when reporting financial results in accordance with SEC rules regarding the use of financial measures not calculated in accordance with generally accepted accounting principles (GAAP). Adjusted EBITDA is used as a management tool to measure and monitor financial performance, and certain of covenants in the Company’s credit facility are tied to Adjusted EBITDA. While providing useful information, Adjusted EBITDA should not be considered in isolation as a measure of financial performance under GAAP. Investors should be aware that Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies and comparisons could be misleading unless all companies and analysts calculate this measure in the same fashion. A reconciliation to Adjusted EBITDA is provided below.

IntegraMed President and CEO, Jay Higham, commented, “Our Q2 and first half results continue to reflect overall strength across the business on both the top and bottom line. The Q2 revenue improvement was fueled by contributions from both mature and new vein clinics as well as from a solid performance in our Attain Fertility Centers segment, which achieved a modest increase in IVF Cycles volume and a double-digit increase in pregnancies in our Attain IVF Program. Excluding non-recurring acquisition-related costs, we were able to hold corporate G&A expenses roughly in line with the year ago period. Excluding deal and litigation costs in the second quarters of 2012 and 2011, respectively, we achieved solid net income and EPS gains year over year.”

          Attain Fertility Centers Division
	Q2 2012	Q2 2011	Change	% Change
Revenue:	$53.1M	$49.7M	$3.4M	7.0%
Operating Income:	$4.6M	$4.2M	$0.4M	10.1%
Fertility Partner Data:
New Patient Visits:	7,340	7,458	(118)	(1.6)%
IVF Cycles:	4,013	3,886	127	3.3%
IUI Cycles:	6,445	6,410	35	0.5%
Attain IVF Program Data:
Applications:	603	719	(116)	(16.1)%
Enrollments:	403	457	(54)	(11.8)%
Pregnancies:	311	269	42	15.6%

Fertility Centers’ revenue reflected the benefit of new partner center agreements in North Carolina and Florida that were completed in the first half of 2012. Key fertility center performance metrics (including New Patient visits and the number of IUI and IVF procedures) have held relatively steady in an overall fertility market that has experienced slight declines largely due to overall demographic trends.

The Attain IVF program saw a decline in applications and enrollments during the quarter, while, pregnancies, which are a marker for revenue recognition in the Attain IVF program, rose 15.6% versus the prior year. IntegraMed is undertaking a number of initiatives to increase the number of applications and enrollments going forward, both on an individual customer basis, but also by seeking to increase the number of facilities that offer the Attain Program.

An example of these new business development initiatives was the July launch of the “Attain Rx Discount Card” that will provide up to 75% in fertility medication savings for those enrolled in an Attain IVF Program. The program was created based on patient feedback and is designed to help patients with the costs of an array of fertility medications. To promote the launch Attain is giving away 100 cards in a contest running through August 17, 2012.

          Vein Clinics (VCA)
	Q2 2012		Q2 2011		Change		% Change
Revenue Mature Clinics (1)	$20.1M		$18.0M		$2.1M		11.7%
Revenue New Clinics (2)	$3.0M		$1.3M		$1.7M		130.8%
Total Vein Clinics Revenue:	$23.1M		$19.4M		$3.7M		18.9%
Operating Income Mature Clinics	$4.0M		$3.1M		$0.9M		29.0%
Operating Income New Clinics	$(1.0M	)	$(0.3M	)	$(0.7M	)	n/a
Division Overhead Expenses	$(2.0M	)	$(1.8M	)	$(0.2M	)	n/a
Total Vein Clinics Operating Income:	$1.1M		$1.2M		$(0.1M	)	(10.4)%
Inquiries:	9,667		8,912		755		8.5%
New Consultations:	6,382		5,604		778		13.9%
First Leg Starts:	3,096		2,759		337		12.2%
Total Clinics (net):	50		44		6		13.6%

(1)	Defined as clinics opened prior to January 1, 2011.
(2)	Defined as clinics opened after January 1, 2011.

Continued strength in vein clinic revenue growth reflected solid demand at mature clinics, complemented by revenues from new clinics. The revenue improvement was achieved despite the impact of higher than usual physician turnover during Q2 2012. Total division operating income declined modestly versus the prior year as a result of a higher level of new clinic development activity and related start up expenses in Q2 2012 which more than offset solid improvement in mature clinic operating income.

IntegraMed continues to pursue its expansion strategy in the vein clinics division, with plans to open an additional 3 clinics prior to year-end.

Cash Flow and Balance Sheet
Net cash and cash equivalents declined to $56.7 million from $57.9 million at year-end 2011. Net cash provided by operating activities declined nearly 37% in the first six months of 2012 versus the same period a year ago due primarily to a substantial decrease in accrued liabilities coupled with a decrease in patient deposits related to Attain IVF Refund program (as higher pregnancy rates in the quarter resulted in more revenue being recognized). The outstanding balance of the Company’s credit facility was reclassified to current during the quarter as it is scheduled to expire in the second quarter of 2013, if not extinguished sooner. The 2013 maturity date resulted in the current portion of long-term notes rising to $9.1 million during the quarter.

IntegraMed CFO, Tim Sheehan, said, “Operationally, Q2 was another solid quarter where we continued to drive top-line growth across our fertility and vein clinic businesses. At the same time, we continued to closely manage corporate G&A expenses, which, when excluding deal-related costs were roughly in line with the year ago period and represented a smaller percentage of a growing base of revenue. IntegraMed remains well funded to support the growth of its businesses at the same time we seek to achieve further operating improvements in the business going forward.”

About IntegraMed America, Inc.
IntegraMed is a leader in developing, marketing and managing specialty outpatient healthcare facilities, with a current focus on the fertility and vein care markets. IntegraMed supports its provider networks with clinical and business information systems, marketing and sales, facilities and operations management, finance and accounting, human resources, legal, risk management, quality assurance, and fertility treatment financing programs.

Attain Fertility Centers, an IntegraMed Specialty, is the nation’s largest fertility center network, with 15 company-managed partner centers and 20 affiliate centers, comprising over 130 locations across 34 states and the District of Columbia. Nearly one of every four IVF procedures in the U.S. is performed in an Attain Fertility Centers network practice.

Vein Clinics of America, an IntegraMed Specialty, is the leading provider of specialty vein care services in the U.S. The IntegraMed Vein Clinic network operates 50 centers across 14 states, principally in the Midwest and Southeast.

For more information about IntegraMed please visit: www.integramed.com for investor background, www.attainfertility.com for fertility, or www.veinclinics.com for vein care.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to identify, consummate and finance future growth, changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of August 2, 2012 and IntegraMed undertakes no duty to update this information.

CONTACT:
Media/Investors:
David Collins, Antonia Trigiani
Catalyst Global
inmd@catalyst-ir.com
212-924-9800 or 917 734 0339 after hours

(tables follow)

INTEGRAMED AMERICA, INC.
SUPPLEMENTARY DATA
(all amounts in thousands)
(unaudited)

Adjusted EBITDA Reconciliation
Adjusted EBITDA represents net income plus interest, taxes, depreciation, amortization and amortization of deferred compensation. The Company believes that the most directly comparable financial measure to Adjusted EBITDA in accordance with GAAP is net income. The following table provides a reconciliation of Adjusted EBITDA to net income for the periods presented:

	Three months ended, June 30,		Six months ended, June 30,
	2012	2011	2012	2011

Net Income	$476	$348	$1,784	$1,306

Adjustments:
Interest Expense	96	131	200	273
Income Tax Expense	589	282	1,454	872
Depreciation & Amortization	2,227	2,023	4,313	3,935
Amortization of Deferred Compensation	294	427	586	780
Adjusted EBITDA	$3,682	$3,211	$8,337	$7,166

Normalized Earnings Reconciliation
Normalized Earnings represents Income before taxes plus the add-back of certain expenses. In Q2 2012 the expenses consist of those relating to the pending acquisition of the Company, and in Q2 2011 the expenses related to the settlement of a medical malpractice claim. The Company believes that by excluding these expenses from earnings investors will have an understanding of the earnings associated with the Company’s on-going business. The Company believes that the most directly comparable financial measure to Normalized Earnings in accordance with GAAP is Income before taxes. The following table provides a reconciliation of Normalized Earnings to Income before taxes for the periods presented:

	Three months ended, June 30,		Six months ended, June 30,
	2012	2011	2012	2011

Income before income taxes	$1,065	$630	$3,238	$2,178

Adjustments: Acquisition Expenses	1,495	0	1,495	0
Legal Settlement	0	1,650	0	1,650
Adjusted income before taxes	2,560	2,280	4,733	3,828
Less estimated taxes	(1,037)	(912)	(1,917)	(1,531)
Normalized Earnings	$1,523	$1,368	$2,816	$2,297

Diluted Shares	12,053	11,878	12,037	11,873
Normalized Diluted EPS	$0.13	$0.12	$0.23	$0.19

INTEGRAMED AMERICA, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(all amounts in thousands, except per share amounts)
(unaudited)

	For the Three-month period Ended June 30,		For the Six-month period Ended June 30,
	2012	2011	2012	2011

Revenue
Attain Fertility Centers	$53,131	$49,653	$104,388	$98,251
Vein Clinics	23,060	19,398	42,629	35,059
Total Revenues	76,191	69,051	147,017	133,310

Costs of services and sales
Attain Fertility Centers	48,537	45,481	95,525	89,645
Vein Clinics	21,992	18,206	40,710	33,618
Total Cost of Services and Sales	70,529	63,687	136,235	123,263

Contribution
Attain Fertility Centers	4,594	4,172	8,863	8,606
Vein Clinics	1,068	1,192	1,919	1,441
Total Contribution	5,662	5,364	10,782	10,047

General and administrative expenses	4,537	3,001	7,422	6,042
Legal Settlement	-	1,650	-	1,650
Interest income	(36)	(48)	(78)	(96)
Interest expense	96	131	200	273
Total other expenses	4,597	4,734	7,544	7,869

Income before income taxes	1,065	630	3,238	2,178
Income tax provision	589	282	1,454	872
Net income	$476	$348	$1,784	$1,306

Basic and diluted earnings per share of Common Stock:
Basic earnings per share	$0.04	$0.03	$0.15	$0.11
Diluted earnings per share	$0.04	$0.03	$0.15	$0.11

Weighted average shares – basic	11,987	11,836	11,981	11,825
Weighted average shares – diluted	12,053	11,878	12,037	11,873

(more)

INTEGRAMED AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(all amounts in thousands)
(unaudited)

	June 30,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$56,669	$57,909
Patient and other receivables, net	7,233	6,372
Other current assets	10,277	8,602
Deferred taxes	2,523	2,222
	76,702	75,105
Total current assets

Fixed assets, net	24,482	21,288
Intangible assets, Business Service Rights, net	24,845	24,114
Goodwill	30,334	30,334
Trademarks	4,442	4,442
Other assets	2,375	2,221

Total assets	$163,180	$157,504

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	2,573	4,037
Accrued liabilities	18,530	17,074
Current portion of long-term notes payable & other obligations	9,070	3,816
Due to Fertility Medical Practices, net	19,483	14,229
Attain IVF Refund Program and other patient deposits	16,960	16,342
Total current liabilities	66,616	55,498

Deferred tax liabilities	4,587	5,277
Long-term notes payable and other obligations	--	7,187
Total liabilities	71,203	67,962
Commitments and Contingencies

Shareholders' equity:
Common stock	120	119
Capital in excess of par	78,794	78,156
Other comprehensive (loss)	(30)	(42)
Treasury stock	(330)	(330)
Retained Earnings	13,423	11,639
Total shareholders' equity	91,977	89,542

Total liabilities and shareholders' equity	$163,180	$157,504

(more)

INTEGRAMED AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(all amounts in thousands)
(unaudited)

	For the Six-month period Ended June 30,
	2012	2011

Cash flows from operating activities:
Net income	$1,784	$1,306
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,313	3,935
Deferred income tax provision	(998)	223
Stock based compensation	586	780
Changes in assets and liabilities
(Decrease) increase in assets:
Patient and other accounts receivable	(861)	(927)
Other current assets	(1,675)	(763)
Other assets	(154)	(174)
(Decrease) increase in liabilities:
Accounts payable	(1,463)	(1,327)
Accrued liabilities	1,456	5,752
Due to medical practices	5,254	2,911
Attain IVF Refund patient deposits	618	2,325
Net cash provided by operating activities	8,860	14,041

Cash flows used in investing activities:
Purchase of business service rights	(1,380)	(2,395)
Purchase of fixed assets and leasehold improvements	(6,858)	(6,212)
Net cash used in investing activities	(8,238)	(8,607)

Cash flows used in financing activities:
Principle repayments on debt	(1,914)	(1,834)

Proceeds from stock option exercises	52	92
Net cash used in financing activities	(1,862)	(1,742)

Net increase (decrease) in cash	(1,240)	3,692
Cash and cash equivalents at beginning of period	57,909	50,183
Cash and cash equivalents at end of period	$56,669	$53,875

Supplemental Information:
Interest paid	$188	$285
Income taxes paid	$1,584	$211

# # # #